Exhibit 10.3

SECOND AMENDMENT TO PURCHASE AGREEMENT

This SECOND AMENDMENT TO PURCHASE AGREEMENT made as of this 13th day July, 2007, by and between MOBILEPRO CORP., a Delaware corporation having a place of business and mailing address of 6701 Democracy Boulevard, Suite 202, Bethesda, Maryland 20817 (the “Seller”) and UNITED SYSTEMS ACCESS, INC., a Delaware corporation d/b/a U.S.A. Telephone having a place of business and mailing address of 5 Bragdon Lane, Kennebunk, Maine 04043 (the “Buyer”).

WITNESSETH THAT :

WHEREAS, the Seller and the Buyer are parties to that certain Purchase Agreement dated as of June 29, 2007, as amended by a certain Amendment to Purchase Agreement dated July 6, 2007 (as so amended, the “Agreement”) which provides for the ISP Closing to occur on July 13, 2007; and

WHEREAS, the Seller and Buyer wish to extend the date for the ISP Closing.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and further good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. The first sentence of Section 2.6 of the Agreement is amended to change July 13, 2007 to July 17, 2007.

2. Capitalized terms that are not defined in this Second Amendment shall have the meaning given to such terms in the Agreement. Except as expressly amended hereby, the Agreement remains in full force and effect in accordance with its terms.

The next page is the signature page.

IN WITNESS WHEREOF, the parties hereto have duly caused this Second Amendment to be executed as of the day and year first above written.

WITNESS:	BUYER

UNITED SYSTEMS ACCESS, INC.

	By:	/s/ L. William Fogg
L. William Fogg, Chief Executive Officer

SELLER

MOBILEPRO CORP.

By:	/s/ Jay O. Wright
Jay O. Wright, Chairman and CEO